Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Arcadia Resources, Inc.
Indianapolis, Indiana

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-140227, 333-141518, 333-144406, 333-145705, 333-160928, and 333-162977) and Forms S-8 (Nos. 333-140227 and 333-163798) of Arcadia Resources, Inc. of our reports dated June 10, 2010 relating to the consolidated financial statements and financial statement schedules, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Troy, Michigan
June 10, 2010